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                                                                    EXHIBIT 10.8

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) WITHOUT REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                    PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
   [Section 55(2)(4) - Securities Act - Corporate and Individual Subscribers]


THIS SUBSCRIPTION AGREEMENT made as of the 14th day of September, 1997

BETWEEN:

       FLOTEK INDUSTRIES INC., of 7030 Empire Central Drive, Houston, Texas, U.S.A. 77040 [Facsimile Number: (713) 896-4511]

       (the "Issuer")

AND:

       MARLIN INVESTORS, L.L.C., in care of Trevor Turbidy, 1000 Louisiana, Suite 4900, Houston Texas 77002 [Facsimile Number: (______) ____________]

       (the "Subscriber")


WITNESSES THAT WHEREAS:

A. The Issuer requires capital for its business and for working capital purposes; and

B. The Subscriber wishes to subscribe for 9,333,333 Units at the Subscription Price of Cdn. $0.15 per Unit (the "Subscription Price") on the terms and conditions set forth in this Agreement;


THEREFORE in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

Definitions

1.01 In this Agreement, including the recitals and schedules hereto, unless the context otherwise requires:
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       (a)    "Closing" means the completion of the transactions contemplated by this Agreement;

       (b) "Closing Date" means the fifth business day next following the day on which the Issuer receives written notice from the Exchange of final acceptance of the Issuer's filing in respect of the transactions contemplated by this Agreement;

       (c)    "Exchange" means the Vancouver Stock Exchange;

       (d) "Executive Director" means the Executive Director appointed under the Securities Act;

       (e) "Securities Act" means the Securities Act, S.B.C. 1985, c.83, as amended from time to time;

       (f) "Securities Rules" means the Securities Rules, B.C. Reg. 479/95, as amended from time to time;

       (g)    "Share" means a common share in the capital stock of the Issuer;

       (h) "Subscription Funds" means the funds paid by the Subscriber to the Issuer for Units to be purchased by the Subscriber pursuant to this Agreement;

       (i)    "Unit" means one Share and one Warrant;

       (j) "Warrant" means a non-transferable share purchase warrant entitling the holder to purchase one additional Share for the Subscription Price at any time before 4:00 p.m. (Vancouver time) on the first anniversary of the date of this Agreement and thereafter for 115% of the Subscription Price at any time until 4:00 p.m. (Vancouver time) on the second anniversary of the date of this Agreement.

Captions and Section Numbers

1.02 The captions, section numbers and article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

Governing Law

1.03 This Agreement and all matters arising hereunder shall be governed by, construed and enforced in accordance with the laws of British Columbia and all disputes hereunder shall be referred to the courts of British Columbia.

Number and Gender

1.04 In this Agreement, wherever the context requires, words importing the singular number shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and words importing persons shall include firms and corporations and vice versa.
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Section References

1.05 Unless otherwise stated, a reference in this Agreement to a numbered or lettered article, section, paragraph or clause refers to the article, section, paragraph or clause bearing that number or letter in this Agreement.

Severability of Clauses

1.06 If any covenant or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, such covenant or other provision shall be severed; all other conditions and provisions of this Agreement shall, nevertheless, remain in full force and effect and no covenant or provision shall be deemed dependant upon any other covenant or provision unless so expressed herein.

Currency

1.07 All references to dollar amounts in this Agreement are references to Canadian funds (CDN$) unless otherwise indicated, and where for any purpose in connection with this Agreement it is necessary to convert Canadian funds into United States funds (US$), a deemed exchange rate of CDN$1.40 per US$1.00 shall apply.


                                   ARTICLE 2
                            SUBSCRIPTION FOR SHARES

Subscription

2.01 The Subscriber hereby irrevocably subscribes for that number of Units referenced on page one of this Agreement, agrees to pay the Issuer the Subscription Funds therefor at the Closing on the terms and conditions set forth in this Agreement, and agrees to advance the Subscription Funds in accordance with Article 3.

Acceptance

2.02 The Issuer hereby accepts the Subscriber's subscription and agrees to allot and issue the Shares and Warrants subscribed for hereunder to the Subscriber on the Closing Date as fully paid and non-assessable, and to cause certificates representing such Shares and Warrants to be delivered to the Subscriber at the Closing; provided that if the Subscriber chooses not to be present at the Closing, but has otherwise fulfilled all of the Subscriber's obligations hereunder, including payment in full of the Subscription Funds, the Subscriber's Units will be delivered to the Subscriber by hand, by courier or by registered mail as the Issuer may deem reasonable in the circumstances.

Warrants

2.03 The terms and conditions which govern the Warrants will be set forth on the certificates representing the Warrants and will contain, among other things, provisions for exercise of the Warrants
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and appropriate adjustments in the class, number and price of the Shares to be issued on the exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Shares.

2.04 Subject to section 2.10, the issue of the Warrants will not restrict or prevent the Issuer from obtaining any other debt or equity financing, or from issuing additional securities or rights during the period within which the Warrants are exercisable.

2.05 So long as the Issuer's common shares remain listed on the Exchange, the Warrants may not be transferred without the consent of the Exchange, except that the Subscriber may make an in kind distribution of the Warrants to its members in proportion to their membership interests, provided that such members take the Warrants subject to all the transfer restrictions set forth herein.

2.06 The Shares and Warrants and the certificates representing the Shares and Warrants may be pledged to a lender to secure debt of the Subscriber.

Acknowledgement

2.07 The Subscriber acknowledges that none of the Units, the Shares or the Warrants have been registered under the 1933 Act or under any state securities or "blue sky" laws, and that they may not therefore be offered or sold in the United States without registration under the 1933 Act and the securities laws of all applicable states of the United States unless an exemption from registration is available or registration is not required pursuant to Regulation S under the 1933 Act, and, subject to any obligations it may have pursuant to any registration rights which have been or may in the future be granted by the Issuer to the Subscriber, the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the securities.

Right of First Refusal

2.08 The Issuer will give written notice (in each case, a "Notice") to the Subscriber of the terms of any further financing (in each case, a "Financing") that it requires or proposes to obtain by way of a public or private offering of its securities (including, without limitation, equity, debt or derivative securities, but specifically excluding bank financing and any commercial line of credit) during the forty-two (42) months (the "Term") next following the Closing Date.

2.09 Each Notice will contain the material terms and conditions of the proposed Financing, including without limitation the proposed price and the nature and size of the proposed offering.

2.10 The Subscriber will have the right of first refusal to provide up to 50% (the "Subscriber's Proportionate Share") of any Financing during the Term.

2.11 The right of first refusal must in each instance be exercised by the Subscriber within thirty (30) days next following receipt of the applicable Notice by giving the Issuer written notice (an "Exercise Notice") that the Subscriber will provide the Subscriber's Proportionate Share of the Financing, in whole or in part, on the terms set forth in the Notice.

2.12   Immediately upon receipt of any Exercise Notice, the Issuer will:
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       (a)    provide a copy of same to each of TOSI, L.P. and Charles
              Dickinson (the "Other Rightholders"), who have been granted rights of first refusal pursuant to agreements (the "Other Agreements") made between the Other Rightholders and the Issuer in connection with the financing announced by the Issuer on September 14, 1997 to provide up to 37.5% and 12.5% [the "Other Rightholders' Proportionate Shares"], respectively, of any Financing proposed during the Term; and

       (b) provide copies of the exercise notices (the "Other Exercise Notices") given to the Issuer by the Other Rightholders pursuant to the Other Agreements;

and in the event that the Issuer does not receive an Exercise Notice or one or both of the Other Exercise Notices in respect of a Financing, the Issuer will give notice (in each case a "Second Notice") to such effect to the Subscriber and/or one or both of the Other Rightholders, as circumstances require.

2.13 If the Subscriber fails to give an Exercise Notice within thirty (30) days next following receipt of the applicable Notice or elects in an Exercise Notice to provide less than the Subscriber's Proportionate Share of such Financing, the Issuer will then be free for a period of three (3) months (subject to the rights of the Other Rightholders to provide the Other Rightholders' Proportionate Shares of such proposed Financing as a result of the timely giving of notice of their intention to do so and their rights under the Other Agreements) to make other arrangements to obtain the unfunded portion of the proposed Financing from another source, including the Other Rightholders, on the same terms or on terms no less favourable to the Issuer than are set forth in the applicable Notice.

2.14 In the event that one or both of the Other Rightholders elects not to provide all of such Other Rightholder's Proportionate Share of such Financing, the Subscriber may, by further notice to the Issuer given not later than ten
(10) days after the Subscriber's receipt of the Other Exercise Notices or Second Notices, as the case may be, elect to provide some or all of that portion of the Financing (the "Remaining Financing") which one or both of the Other Rightholders (a "Non-participating Rightholder") has not elected to provide; provided that if one of the Other Rightholders (the "Participating Rightholder") also elects to provide some or all of the Remaining Financing, and if the additional elections of the Subscriber and the Participating Rightholder are greater in the aggregate than the Remaining Financing, then the Subscriber and the Participating Rightholder shall share in the Remaining Financing pro rata according to their percentage interests set forth herein.

2.15 The failure by the Subscriber in any one or more instances to provide all or any portion of the Subscriber's Proportionate Share of any Financing shall not deprive the Subscriber of its right of first refusal in any other instances.

2.16 The right of first refusal granted hereunder is conditional upon completion of the subscription contemplated by this Agreement.

2.17 The right of first refusal granted hereunder will not affect the Issuer's right to obtain fiscal agency or investment banking services that it requires or proposes to obtain during the Term, whether or not in connection with any Financing or any proposed amalgamation, merger, acquisition, takeover, plan of arrangement or other restructuring, including, without limitation, the preparation of fairness opinions and the like.
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2.18   No finder's fee will be payable in connection with any portion of any
Financing in respect of which the Subscriber exercises its right of first refusal.


                                   ARTICLE 3
                         SUBSCRIPTION FUNDS AND CLOSING

Advance of Subscription Funds

3.01 The Subscriber will, concurrently with the execution and delivery of this Agreement and the private placement documents described in subsection 4.02(h) of this Agreement, pay the Subscription Funds either to the Issuer or to the Subscriber's solicitor "in trust", in which latter case such solicitor will, in the absence of written instructions to the contrary, be deemed for all purposes to have been irrevocably instructed by the Subscriber to pay the Subscription Funds to the Issuer at the Closing.

Closing

3.02 The Closing will take place at the office of the Issuer at its address first set forth above at 10:00 a.m. (local Houston time) on the Closing Date, or at such other time and place as the parties may agree in writing; provided that if there is a delay affecting the Issuer's ability to deliver certificates representing the Shares and Warrants resulting from acts or omissions by or of third parties or any other event of force majeure, then the Closing will take place on a date specified by the Issuer by not less than two-days' prior written notice to the Subscriber.

Withdrawal of Subscription

3.03 The Subscriber will have the right to cancel this Agreement by notice in writing to the Issuer if Closing does not take place within six months next following the date of this Agreement and the Issuer will have the right to cancel this Agreement by notice in writing to the Subscriber if it is not reasonably able to obtain written notice of final acceptance of its filing in respect of the private placement contemplated hereby from the Exchange within six months next following the date of this Agreement or if the Subscription Funds are not paid by the Subscriber in accordance with section 3.01 within ten days next following the date of this Agreement.

Subscription Funds May be Used by the Issuer Pending Regulatory Approval

3.04 Any Subscription Funds paid to the Issuer before the Closing Date may be used by the Issuer for its corporate purposes pending Closing and any interest income from such Subscription Funds shall be for the account of the Issuer. Should Closing not take place because the Exchange has not accepted the Issuer's filing in respect of the contemplated private placement within six months next following the date of this Agreement, this Agreement shall, upon receipt by the Issuer of notice of withdrawal pursuant to section 3.03, be converted into a demand loan agreement and an amount equal to the Subscription Funds shall thereafter be payable to the Subscriber on demand without interest. Any interest income from the Subscription Funds shall be for the account of the Issuer regardless of whether the private placement contemplated by this Agreement is accepted by the Exchange.
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Delivery of Certificates

3.05 The certificates representing the Shares and Warrants subscribed for will be issued in the name of the Subscriber and will, in the absence of written instructions from the Subscriber, be delivered by the Issuer to the Subscriber at its address first set forth above.

Representation on the Board of Directors

3.06 At or before Closing, the Issuer will effect the appointment to its board of directors and its Compensation Committee of a person designated by the Subscriber and deliver to the Subscriber a certified copy of a resolution of the directors of the Issuer appointing such person to the board of directors of the Issuer and its Compensation Committee.


                                   ARTICLE 4
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

Representations, Warranties and Covenants of the Issuer

4.01 The Issuer hereby represents and warrants to and covenants with the Subscriber that:

       (a) the Issuer is a company duly continued into and validly subsisting under the laws of Alberta;

       (b) the Shares comprised in each Unit are, and will be, at the time of delivery to the Subscriber of certificates therefor, part of a class of shares that is presently listed and posted for trading on the Exchange;

       (c) the Shares for which certificates are delivered to the Subscriber pursuant to this Agreement will, at the time of such delivery, be duly authorized, validly issued, fully paid and non-assessable;

       (d) this Agreement has been duly authorized by all necessary corporate action on the part of the Issuer and constitutes a legal obligation of the Issuer enforceable in accordance with its terms;

       (e) the Issuer is a "foreign issuer" as defined in Rule 902(f) of Regulation S under the United States Securities Act of 1933 (the "1933 Act") (in that it is a corporation incorporated under the laws of a country other than the United States and less than 50% of its outstanding voting securities are held of record by persons for whom a U.S. Address appears on the records of the Issuer and its transfer agent) and will be a "foreign issuer" as so defined at the time of Closing

       (f) the authorized and issued capital of the Issuer and a description of all securities allotted or otherwise reserved for issuance (on a fully diluted basis) by the Issuer are set forth in Schedule "A" hereto;
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       (g)    the Issuer is the registered and beneficial owner of all the issued and outstanding shares in the capital of Petrovalve International Inc. and 98% of the issued and outstanding shares in the capital of Petrovalve International (Barbados) Inc. free and clear of all liens, charges, encumbrances and security interests and other rights of others of any kind or nature whatsoever (including assignments, voting agreements, voting trusts, shareholder agreements, rights of first refusal and rights under proxies);

       (h) except for the Units to be issued to the Subscriber pursuant to this Agreement and any securities which may be issued pursuant to or in connection with that certain loan agreement (the "Loan Agreement") made as of September 14, 1997 between the Issuer and TOSI, L.P., and except as disclosed in Schedule "A" hereto, there are no outstanding rights, plans, options, warrants, conversion rights or agreements for the purchase or acquisition from the Issuer of any shares or any securities convertible to shares of the Issuer other than as set forth in the Issuer's financial statements;

       (i) there are no pending or threatened claims against the Issuer alleging that the conduct of the Issuer's business infringes or conflicts with the rights of others under patents, trademarks, copyrights, and trade secrets and, to the best of the Issuer's knowledge, no reasonable basis exists for belief that any such claim is probable or capable of successful exertion;

       (j) to the best of the Issuer's knowledge, the Issuer's business as now conducted and as proposed to be conducted does not infringe or conflict with the rights of others, including rights under patents, trademarks, copyrights, trade secrets and other industrial or intellectual property;

       (k) the Issuer owns or possesses all of the patents, copyrights, trademarks, trade names, service marks, licenses, permits, regulatory approvals and other rights necessary for the operation of its businesses as now conducted or as proposed to be conducted;

       (l) the Issuer and Petrovalve International Inc. are duly incorporated and validly subsisting under the laws of the Province of Alberta, and Petrovalve International (Barbados) Inc. is duly incorporated and validly subsisting under the laws of Barbados;

       (m) the Issuer does not have any material assets located in any jurisdiction other than Texas except for assets owned by Petrovalve International Inc. which are located in Alberta;

       (n) the Issuer has the power and authority to enter into and perform its obligations under this Agreement and all instruments and agreements delivered by the Issuer pursuant hereto;

       (o) there are no claims, actions, suits or proceedings pending or threatened against or affecting the Issuer at law or in equity which would result in any material adverse change in the business, operations, prospects, properties, assets or
              conditions, financial or otherwise, of the Issuer, or in the ability of the Issuer to perform its obligations under this Agreement or any agreement or instrument delivered pursuant hereto, and the Issuer is not aware of any existing grounds on which any claim might be made or any such
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              action, suit or proceeding might be commenced with any reasonable likelihood of success;

       (p) neither the execution nor the delivery of this Agreement or any agreements or instruments delivered pursuant hereto, nor the performance thereof, conflicts with, or results or will result in any breach of, or constitutes a default under, any of the provisions of the constating documents of the Issuer or any agreements or instrument to which the Issuer is a party or by which the Issuer or any of its property and assets are bound;

       (q) no event has occurred which constitutes, or with notice or lapse of time or both would constitute, an "Event of Default", as that phrase is defined in the Loan Agreement;

       (r) the Issuer has accurately prepared and timely filed all income tax returns and other tax returns which are required to be filed, and have paid or made provisions for the payment of, all taxes which have or may have become due pursuant to said returns or pursuant to any assessment which has been or may be received from any taxing authority for the period through the date of this Agreement;

       (s) the Issuer's financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years, are true and substantially correct in every material respect and present fairly and accurately the financial condition and position of the Issuer as at their respective dates; and

       (t)    since May 31, 1997:

              (i) no dividends of any kind or other distribution on any shares have been declared or paid by the Issuer;

              (ii) there has been no material adverse change in the financial condition or position of the Issuer and no damage, loss or destruction materially affecting the Issuer or its assets or its right or capacity to carry on business;

              (iii) the Issuer has conducted its business in their usual and normal manner;

              (iv) the Issuer has not waived or surrendered any right of material value;

       (u) the information contained in the Issuer's most recently filed Form 20F Annual Report is true and substantially correct in every material respect;

       (v) the Issuer and its subsidiaries are currently meeting their obligations under that certain joint venture agreement made as of June 17, 1991 between Alberta Research Council and Rod Pump Specialty Valve Ltd., and no royalties are due to Alberta Research Council under that agreement.
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Representations, Warranties and Covenants of Subscriber

4.02 The Subscriber hereby represents and warrants to and covenants with the Issuer that:

       (a) it is a "U.S. Person", as defined in Regulation S under the Securities Act of 1933 (United States) (as amended) (the "1933 Act");

       (b) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment and it is able to bear the economic risk of loss of the investment;

       (c) it is purchasing the Shares and Warrants for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute (subject to any distribution it might make pursuant to section 2.5), either directly or indirectly, any of the Shares or Warrants in the United States or to "U.S. Persons"; provided however that the Subscriber may sell or otherwise dispose of any of the Shares or Warrants pursuant to registration thereof pursuant to the 1933 Act and any applicable State securities laws, or pursuant to an exemption from such registration requirements or if registration is not required pursuant to Regulation S under the 1933 Act (at that time obtaining);

       (d) it understands that the Shares and Warrants have not been and will not be registered under the 1933 Act and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirement;

       (e) it is an "accredited investor" as defined in Rule 501 of Regulation D under the 1933 Act and, accordingly, satisfies one or more of the categories indicated below (PLEASE PLACE AN "X" ON THE APPROPRIATE LINE):

              Category 1.   A "bank" as defined under Section (3)(a)(2)
-------                     of the 1933 Act or savings and loan association or
                            other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange
                            Act of 1934 (the "1934 Act"); an insurance Issuer as defined in Section 2(13) of the 1933 Act; an investment Issuer registered under the Investment
                            Issuer Act of 1940 (United States)or a business development Issuer as defined in Section 2(a)(48) of such act; a Small Business Investment Issuer licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business
                            Investment Act of 1958 (United States); a plan with total assets in excess of U.S.$5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security
                            Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such

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                            act, which is either a bank, savings and loan
                            association, insurance Issuer or registered investment adviser or, if the employee benefit plan has total assets in excess of U.S.$5,000,000 or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

              Category 2.   A private business development company as defined
-------                     in section 202(a)(22) of the Investment Advisers
                            Act of 1940 (United States);

              Category 3.   An organization described in Section 501(c)(3) of
-------                     the United States Internal Revenue Code,
                            corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000;

              Category 4.   A director, executive officer, or general partner
-------                     of the Issuer;

              Category 5.   A natural person whose individual net worth, or
-------                     joint net worth with that person's spouse, on the
                            date of purchase exceeds US $1,000,000;

              Category 6.   A natural person who had an individual income in
-------                     excess of US $200,000 in each of the two most
                            recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

              Category 7.   A trust with total assets in excess of
-------                     U.S.$5,000,000, not formed for the specific purpose
                            of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act; or

  X           Category 8.   An entity in which all of the equity owners satisfy
-------                     the requirements of one or more of the foregoing
                            categories such that they are all "accredited investors";

       (f) it acknowledges that it has not purchased the Shares and Warrants as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

       (g) it agrees that if it decides to offer, sell or otherwise transfer any of the Shares, it will not offer, sell or otherwise transfer any of such Shares, directly or indirectly, unless:

              (i)    the sale is to the Issuer;

              (ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations;

              (iii) the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or "Blue Sky" laws;

              (iv) the Shares are sold in a transaction that does not require registration under the 1933 Act or any applicable U.S. state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Issuer an opinion of counsel reasonably satisfactory to the Issuer; or

              (v) such sale is made under a registration statement or prospectus filed by the Issuer, including any registration statement or prospectus filed by the Issuer pursuant to any registration rights which have been or may in the future be granted by the Issuer to the Subscriber;

       (h)    intentionally deleted.; and

       (i) it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. State laws and regulations, the certificates representing any of the Shares will bear a legend in substantially the following form:

       "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SHARES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (a) TO THE ISSUER, (b) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW, (c) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (d) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE ISSUER. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA; A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL

       CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT OF THE ISSUER UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE ISSUER AND ITS REGISTRAR AND TRANSFER AGENT, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS."

       provided that if the Shares are being sold under clause (g)(ii) above, the legend may be removed by providing a declaration to the registrar and transfer agent of the Issuer in the following form or in such other form as the Issuer may reasonably prescribe from time to time;

       "The Undersigned (A) acknowledges that the sale of the securities to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act") and (B) certifies that: (1) the seller is not an affiliate of the Issuer as defined in the 1933 Act (other than solely by virtue of his position as an officer or director of the Issuer); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States"; or (b) the transaction was executed on or through the facilities of the Vancouver Stock Exchange or any other designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S under the 1933 Act."

       (j) it consents to the Issuer making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein;

       (k) it, if an individual, is a resident of the state or other jurisdiction in its address on the signature page of the Subscription Agreement or, if the Subscriber is not an individual, the office of the Subscriber at which the Subscriber received and accepted the offer to purchase the Shares is the address set forth in the Subscription Agreement;

       (l) the Subscriber is purchasing the Units subscribed for pursuant to this Agreement as principal for its own account and not for the benefit of, or with a view to immediate resale or other distribution to, any other person except a person
              (i) whose aggregate investment in the Subscriber (and such person's corresponding entitlement to Units) is not less than CDN $97,000 (ii) who is an "accredited investor";

       (m) the securities being purchased by the Subscriber pursuant to this Agreement have an aggregate acquisition cost to the Subscriber of not less than CDN $97,000;

       (n) the Subscriber understands that the trade contemplated by this Agreement is being conducted under the exemption set out in
              Section 55(2)(4) of the Securities Act and in accordance with the Exchange's Policy No. 16, as revised and supplemented, and that, accordingly:

              (i) it is restricted from using most of the civil remedies otherwise available under the Securities Act;

              (ii) it may not receive information that would otherwise be required to be provided to it under the Securities Act and Securities Rules;

              (iii) the Issuer is relieved from certain obligations that would otherwise apply under the Securities Act and Securities Rules;

              (iv) the Securities Rules provide that the first trade by the Subscriber in such Units or any part thereof will be deemed to be a "distribution", as that term is defined in the Securities Act unless, among other things, twelve months have elapsed from the date of execution of this Agreement by the Issuer and that, as a result, the Subscriber is prohibited from disposing of such Units or any part thereof for such period of twelve months unless the Subscriber files a prospectus with the Executive Director in accordance with the provisions of the Securities Act or otherwise qualifies the disposition of such Units or any part thereof pursuant to an exemption set out in the Securities Act or Securities Rules;

       (o) the Subscriber is not aware of any advertisement of the securities and the Subscriber's usual business does not involve trading in securities as those terms are defined in the Securities Act;

       (p) the Subscriber validly subsists under the laws of the State of Delaware and has the legal capacity and competence to execute this Agreement, and all necessary approvals by directors and shareholders of the Subscriber have been given to authorize the execution and delivery of this Agreement by the Subscriber;

       (q) the Subscriber is not purchasing the Units as a result of having any material information about the Issuer's affairs which has not been generally disclosed or as a result of any advertisement in printed media of general and regular paid circulation, radio or television, or as a result of any oral or written representation by any person in addition to or contrary to the representations set forth in materials published by the Issuer, including any offering memorandum;

       (r) the Subscriber will, concurrently with execution of this Agreement, execute and deliver to the Issuer a Form Appendix 16A
              -  Private Placement Questionnaire and Undertaking;

       (s) the Subscriber has been provided with all material and information requested by it or by others representing it, including information requested to verify information furnished, and there have been direct communications between the Subscriber and representatives of the Issuer;

       (t) there has been made available to both the Subscriber and its advisors the opportunity to ask questions of, and to receive answers from, a representative of the Issuer concerning the terms and conditions of this investment and to obtain financial information to verify the accuracy of the information given;

       (u) no person has made to the Subscriber any written or oral representations that any person will purchase the Subscriber's Units, Shares or Warrants, or any of them, that any person will refund any portion of the Subscription Funds, as to the future price or value of the Shares, or that the Shares will be listed and posted for trading or otherwise quoted on any exchange or quotation system other than the Exchange.

Legending of Certificates

4.03 The certificates representing any Shares issued hereunder and any Shares issued upon exercise of any Warrants will bear an endorsement to the following effect:

       "The securities represented by this certificate are subject to a hold period and may not be traded in British Columbia until the expiry of the hold period, except as permitted by the Securities Act (British Columbia) and rules made under the Act. The hold period expires at 12:00 a.m. (midnight) on September 14, 1998."

4.04 The certificates representing any Warrants issued hereunder and any Shares issued upon exercise of any Warrants will bear an endorsement or legend as set forth in subsection 4.02(i).


                                   ARTICLE 5
                               GENERAL PROVISIONS

Time

5.01   Time is of the essence of this Agreement and of every part hereof.

Notices

5.02 Unless otherwise provided herein, any notice, payment or other communication to a party under this Agreement may be made, given or served by hand delivery or by registered mail postage prepaid and addressed to the parties at their respective addresses set forth above. Any written notice, payment or other communication delivered personally shall be deemed to have been given or made at the time of such delivery. Any notice, payment or other communication so mailed shall be deemed to have been given or made on the fifth business day following its mailing. In the event of a postal strike affecting mail delivery, any notice by mail shall be deemed to have been given when actually received. Each party may change their address for service at any time by providing notice in writing of such change to the other party in accordance herewith.

Entire Agreement

5.03 This Agreement constitutes the entire agreement between the parties and supersedes all previous negotiations, communications, agreements or understandings between the parties in any way relating to the subject matter hereof, including without limitation all negotiations, communications, agreements or understandings respecting any other private placement or related matter. It is expressly understood and agreed that the Issuer has made not representations, inducements, warranties or promises concerning this Agreement or the matters referred to herein which are not embodied in this Agreement.

Further Documents

5.04 Each party hereto will execute, deliver and undertake such other documents, transfers, deeds, assurances and procedures as are in the opinion of counsel for the Issuer necessary for the purpose of giving effect to or completing the transactions contemplated by this Agreement.

Assignment

5.05 Neither this Agreement nor any of the Subscriber's rights hereunder may be assigned by the Subscriber without the prior written consent of the Issuer.

Effective Date

5.06 This Agreement shall be dated as of and shall be effective from and after the date first set forth above.

Regulatory Approval and Enurement

5.07 The obligations of the parties hereunder are subject to receipt of all required regulatory acceptances and approvals, including written notice of final acceptance of the Issuer's filing in respect of the transactions contemplated by this Agreement by the Exchange, and thereafter this Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors.

Execution in Counterparts

5.08 This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to form one and the same document.


IN WITNESS WHEREOF this Agreement has been executed by the Issuer and the Subscriber as of the date first set forth above.



FLOTEK INDUSTRIES INC.
Per:



/s/ BILL JAYROE
----------------------------
Authorized Signatory


MARLIN INVESTORS, L.L.C.
Per:



/s/ WILLIAM R. ZIEGLER
----------------------------
Authorized Signatory